UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On December 15, 2014, Washington Gas Light Company (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with New York Life Insurance and Annuity Corporation and New York Life Insurance Company, as Purchasers (together, the “Purchasers”), providing for the issuance and sale by the Company to the Purchasers of $50,000,000 aggregate principal amount of the Company’s 4.24% Notes due December 15, 2044 (the “Notes”). The Company issued the Notes to the Purchasers in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act.

The proceeds from the offering will be added to the Company’s funds and will be available for general corporate purposes, such as to the acquisition of property and working capital requirements, and to pay placement fees in connection with the transaction.

The Notes will bear interest at a rate of 4.24% per year on the principal amount of the Notes, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2015. The Notes will mature on December 15, 2044.

The Notes will be governed by the terms and conditions set forth in the Note Purchase Agreement. The Note Purchase Agreement contains covenants, including a limitation on the consolidated financial indebtedness of the Company and its subsidiaries and a limitation on the issuance by the Company of mortgage bonds and the creation of a first mortgage lien on certain property unless the Company makes provision for the Notes to be secured equally and ratably with such mortgage bonds or with all other obligations and indebtedness secured by such first mortgage lien. The Note Purchase Agreement also contains other customary representations, warranties and agreements by the Company, customary conditions to closing, and other obligations of the parties.

Prior to June 15, 2044, the Company, at its option, may at any time prepay all or any part (in an amount not less than 5% of the aggregate principal amount then outstanding) of the Notes at 100% of the principal amount prepaid plus a “make whole amount” plus accrued and unpaid interest to the prepayment date. At any time on or after June 15, 2044, the Company, at its option, may at any time prepay all or any part (in an amount not less than 5% of the aggregate principal amount then outstanding) of the Notes at 100% of the principal amount prepaid plus accrued and unpaid interest to the prepayment date.

The Notes will become immediately due and payable without any action by the holders of Notes in the event of certain bankruptcy, insolvency or reorganization events. If any other event of default occurs and is continuing, the holders of at least 51% in principal amount of the Notes at the time outstanding may declare all of the Notes then outstanding to be immediately due and payable. If an event of default relating to the payment of principal, interest or make-whole amounts occurs and is continuing, the holders of the Notes affected by such event of default may declare all of the Notes held by it to be immediately due and payable. If any Note becomes due and payable as described above, the Company must repay the entire principal amount of such Note, the applicable make-whole amount and interest at a default rate equal to the greater of 2% per annum above the stated interest rate of the Notes and 2% over the “base” or “prime” rate of MUFG Union Bank, N.A.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement. A copy of the Note Purchase Agreement, including the form of the Notes, is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above relating to the Notes and the Note Purchase Agreement is incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Note Purchase Agreement, dated December 15, 2014, between the Company, New York Life Insurance and Annuity Corporation and New York Life Insurance Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
(Registrant)

Date:	December 17, 2014	/s/ William R. Ford
William R. Ford
Vice President and Chief Accounting Officer
(Principal Accounting Officer)

Washington Gas Light Company
(Registrant)

Date:	December 17, 2014	/s/ William R. Ford
William R. Ford
Vice President and Chief Accounting Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Note Purchase Agreement, dated December 15, 2014, between the Company, New York Life Insurance and Annuity Corporation and New York Life Insurance Company.

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